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                                                                   Exhibit 10.13

                        EMPLOYMENT AGREEMENT TERM SHEET
                             J. ROBERT COLLINS, JR.


     In connection with the employment of J. Robert Collins (the "Executive") by the New York Mercantile Exchange, Inc. ("NYMEX Exchange") and NYMEX Holdings, Inc. ("NYMEX Holdings" and, together with NYMEX Exchange, "NYMEX"), the Executive, NYMEX Exchange and NYMEX Holdings hereby agree that the following terms and conditions shall be incorporated into the definitive employment agreement and, to the extent necessary or appropriate, such other documents and agreements to be entered into by the parties hereto (collectively, the "Employment Agreement").

1.  TERM/BASE SALARY:

(a) The initial term and base salary will be as follows:

    CONTRACT YEAR                  BASE SALARY
    -------------                  -----------

    7/23/01 through 7/22/02        $800,000
    7/23/02 through 7/22/03        $1,000,000
    7/23/03 through 6/30/04        $1,123,000 ($100,000 per month and $23,333
                                   for June 2004)

    * Any amount of base salary over $1,000,000 shall be mandatorily deferred via NYMEX's deferred compensation/restoration plan until the Executive's termination of employment.

(b) The term of the Employment Agreement shall automatically extend for additional one year (each an "Additional Year") terms unless at least sixty
    (60) days notice of non-renewal is given by either party to the other. Base salary shall increase by the CPI Index for each Additional Year.

2.  OFFICE/DUTIES:

The Executive shall at all times during his employment with NYMEX be the President of NYMEX and any of its subsidiaries; provided, however, that subject to the Executive's rights under Section 8 hereof, such position does not include being the President of (i) NYMEX Holdings (or its successor) if any entity obtains control of it as a result of an Excluded Transaction (as hereinafter defined), merger, consolidation or other similar corporate transaction, or (ii) any entity which is or becomes a parent company of NYMEX Holdings. The Executive's powers and duties shall be consistent with his position as the President of NYMEX and its subsidiaries (including, without limitation, the power and responsibility of managing and administrating all activities of NYMEX and its subsidiaries).

3.  ANNUAL BONUS:

(a) For each Contract Year commencing on or after 1/01/02, the stockholders of NYMEX shall approve a short-term incentive plan. The amount and receipt of the annual bonus payable to the Executive shall be based on achievement of objective performance goals as determined by the Compensation Committee and set forth under such plan.

(b) If the stockholders of NYMEX fail to approve such short-term incentive plan for any Contract Year commencing after 1/01/02, such failure shall be a breach of the Employment Agreement and shall permit the Executive to terminate his employment for Good Reason (as hereinafter defined).


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4. EQUITY INCENTIVE PROGRAM:

(a) Contemporaneously with the consummation of any Liquidity Event (as hereinafter defined), conditioned upon the approval of the stockholders pursuant to Section 4(g), the Executive shall be granted shares of common stock of NYMEX Holdings that have a fair market value equal to a specified percentage of the Incremental Value (as hereinafter defined), which percentage shall be in each case be calculated as follows:

    (1) If any equity of NYMEX is issued, sold or transferred pursuant to a Private Placement (as hereinafter defined) or Public Offering (as hereinafter defined) and such equity represents 30% or more of the voting power or economic interest of NYMEX Holdings or NYMEX Exchange, then the securities granted to the Executive shall have a fair market value equal to 2% of the Incremental Value as of the date of such Liquidity Event; and

    (2) If any equity of NYMEX is issued, sold or transferred pursuant to a Private Placement or Public Offering and such equity represents less than 30% of the voting power and economic interest of NYMEX Holdings or NYMEX Exchange, the securities granted to the Executive shall have a fair market value equal to the product of 2% of the Incremental Value as of the date of such Liquidity Event times a fraction, the numerator of which shall be the greater of the percentage of the voting power and economic interest issued, sold or transferred and the denominator of which shall be 30%.

(b) Contemporaneously with the consummation of any Material Asset Sale (as hereinafter defined), conditioned upon the approval of the stockholders pursuant to Section 4(g), the Executive shall be granted shares of common stock of NYMEX Holdings with a fair market value equal to the product of (i) 2% of the Incremental Value, and (ii) a fraction, the numerator of which shall equal the net after-tax proceeds of the Material Asset Sale and the denominator of which shall be the fair market value of NYMEX after giving effect to the consummation of such asset sale and the payment of all taxes payable by NYMEX as a result thereof.

(c) The securities issued to the Executive pursuant to Sections 4(a), (b) and
    (d) hereof shall be subject to a vesting schedule pursuant to which (i) 25% such securities shall be vested upon the issuance thereof, and (ii) an additional 25% of such securities shall vest on each of the first, second and third anniversaries of such issuance if the Executive is employed by NYMEX Holdings or NYMEX Exchange as of such anniversary date (each such date a "Vesting Date"); provided, however, that all of the securities issued to the Executive pursuant to this Section 4 shall immediately vest upon the expiration of the Employment Agreement or termination of the Executive's employment for any reason other than on account of voluntary resignation without Good Reason or termination for Cause (as hereinafter defined). In the event that securities are issued to the Executive pursuant to this
    Section 4 as a result of more than one Transaction (as hereinafter defined), one-third of the securities that do not vest immediately as a result of any second or subsequent Transaction shall vest on each Vesting Date of the original Transaction (and, if any such Vesting Date has already occurred, the securities that would have vested on each such prior Vesting Date shall immediately vest). Notwithstanding the foregoing, following the occurrence of the first Excluded Transaction (if any), if the First Annual Valuation Amount (as hereinafter defined) is less than $600,000,000 as of the first anniversary of such Excluded Transaction, then the Executive shall forfeit a number of unvested securities issued to him pursuant to Section 4(d) hereof equal in value to 2% of the First Annual Differential Amount (as hereinafter defined). If any unvested securities issued to the Executive are forfeited pursuant to this Section 4(c), the number of securities forfeited on each Vesting Date shall be equal to the product of (x) one-third (1/3rd), and (y) 2% of the First Annual Differential Amount


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divided by the weighted average fair market value of one share of such securities during the First Annual Valuation Period (as hereinafter defined); provided, further, that the number of securities forfeited on any Vesting Date shall not exceed the number of securities that are scheduled to vest on such date as a result of an Excluded Transaction. An example of the calculation of the number of securities that would be forfeited by the Executive pursuant to this Section 4(c) if the First Annual Valuation Amount is less than $600,000,000 is set forth on Annex I hereto.

In the event that any dividend, distribution or other payment (each, a "Distribution," which shall include any dividend, distribution and other payment made in connection with, or as a result of, any Transaction) is made to holders of any securities that are part of any class of securities that are issued (or fully earned but not yet issued) to the Executive pursuant to this
Section 4 (and any securities issued to the Executive on account of any such securities) at the time of such Distribution, the Executive shall receive his share of each such Distribution based on all of the securities (vested and unvested) issued (or fully earned but not yet issued) to him at such time, which shall be payable to the Executive as and when such Distribution is made to the other holders of such securities; provided, however, that notwithstanding the forgoing, (1) the amount of each Distribution that is payable in cash to the Executive on account of his unvested securities (and any securities issued to the Executive on account of such unvested securities) shall be held in escrow and, subject to forfeiture in the event that the unvested securities on which such Distribution is payable are forfeited pursuant to this Section 4(c), the amount of such Distribution that is payable to the Executive on account of such unvested securities (together with interest thereon accruing until such amount is paid in full to the Executive at an annual rate equal to the applicable federal rate for short-term loans as published in the Federal Register) shall be paid to him promptly after such securities vest, and (2) the portion of each non-cash Distribution that is payable to the Executive with respect to any of his unvested securities (and any securities issued to the Executive on account of any such unvested securities) shall be held in escrow and, subject to forfeiture in the event that the securities on which such Distribution is payable are forfeited pursuant to this Section 4(c), the portion of such Distribution that is payable to the Executive on account of such unvested securities shall be paid to him promptly after such securities vest.

As used herein, (i) the term "First Annual Valuation Amount" means, after the occurrence of the first Excluded Transaction (if any), an amount equal to the product of (x) the weighted average fair market value of one Class A Membership during the one-hundred and eighty (180) day period immediately preceding the first anniversary of the such Excluded Transaction (such period, the "First Annual Valuation Period"), and (y) the weighted average number of Class A Memberships outstanding during the First Annual Valuation Period, and (ii) the term "First Annual Differential Amount" means, as of the first anniversary of the first Excluded Transaction (if any), the amount (if any) by which $600,000,000 exceeds the First Valuation Amount.



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(d)  In lieu of the consideration described in Sections 4(a) and (b) hereof, if all of the outstanding common stock of NYMEX Holdings is acquired by any entity or person in any transaction (an "Excluded Transaction"), the Executive shall be entitled to receive 2% of all of the securities, cash and other consideration payable or distributable to the stockholders of NYMEX in connection with such transaction, which securities, cash and other consideration shall be paid or distributed to the Executive pari passu with the other stockholders. In the event that the securities issued to the Executive pursuant to this Section 4(d) are not freely tradeable when issued to him, the Executive shall have the right to "put" to parent company of NYMEX Holdings (the "Parent") or to NYMEX Holdings if, as a result of the Excluded Transaction, there is no Parent, up to 10% of the number of vested securities issued to the Executive pursuant to this
     Section 4(d) (hereinafter "Puttable Shares"); provided, however, that the aggregate value of the Puttable Shares shall not exceed $2,000,000 based on the fair market value of such securities at the time the put is exercised. The Parent of NYMEX Holdings shall purchase the securities put to it by the Executive pursuant to this Section 4(d) at their fair market value at the time the put is exercised. Provided that any securities issued pursuant to this Section 4(d) remain not freely tradeable, the Executive may first exercise his put right six months and one day following the vesting of any such securities until the earlier to occur of (i) the date on which the Parent or NYMEX Holdings has purchased $2,000,000 of Puttable Shares, (ii) the date on which the Puttable Shares become freely tradeable, (iii) the date on which the Executive's employment with NYMEX is terminated for Cause or he resigns without Good Reason, or (iv) six months and one day after termination of the Executive's employment for any reason other than on account of voluntary resignation without Good Reason or termination for Cause.

(e) If an Excluded Transaction occurs prior to the termination of the Executive's employment with NYMEX, the Executive shall receive a cash payment in an amount equal to two percent (2%) of the Final Differential Amount (as hereinafter defined) on the earlier to occur of (i) June 30, 2004, or (ii) the expiration of the Employment Agreement or termination of the Executive's employment with NYMEX for any reason other than on account of voluntary resignation without Good Reason or termination for Cause; provided, however, that if any Additional Securities (as hereinafter defined) are issued to the Executive pursuant to Section 4(a) and/or 4(b) hereof, the amount payable to the Executive pursuant to this Section 4(e) shall be reduced by the aggregate fair market value of such Additional Securities as of the date on which such securities are issued to the Executive. As used herein, the term "Additional Securities" means, with respect to an Excluded Transaction that has been preceded by any Liquidity Event or Material Asset Sale, all of the securities (if any) issued to the Executive pursuant to Section 4(a) and 4(b) hereof that would not have been issued to the Executive upon the occurrence of such Excluded Transaction if no Liquidity Event or Material Asset Sale had occurred.

     As used herein, (i) the term "Initial Valuation Amount" means $600,000,000; provided, however, that if an Excluded Transaction occurs, the Initial Valuation Amount shall mean the lesser of $600,000,000 and the First Annual Valuation Amount; (ii) the term "Final Differential Amount" means the amount (if any) by which the Final Valuation Amount (as hereinafter defined) exceeds the Initial Valuation Amount; and (iii) the term "Final Valuation Amount" means an amount equal to the product of (x) the weighted average fair market value of one Class A Membership during the one hundred eighty (180) day period immediately preceding the earlier of June 30, 2004 and the expiration or termination of the Executive's employment with NYMEX (such period, the "Final Valuation Period"), and (y) the weighted average number of Class A Memberships outstanding during the Final Valuation Period.




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(f)  In no event shall the fair market value of the securities issued to the
     Executive in connection with any Liquidity Event, or Material Asset Sale or Excluded Transaction (each, a "Transaction"), when added to the aggregate fair market value of the securities then owned by the Executive that were previously issued to the Executive pursuant to this Section 4 in connection with prior Transactions, exceed 2% of the Incremental Value upon the consummation of such Transaction. If for any reason there is any change in the number or kind of securities that are part of any class of securities issued to the Executive pursuant to this Section 4, the unvested securities issued to the Executive in such class shall be changed in the same manner at the same time and to the same extent as the other securities that were outstanding in such class immediately prior to such change.

(g) The stockholders of NYMEX shall approve the equity incentives and other payments described in this Section 4 within the applicable time period under section 162(m) of the Code; provided, however, that if the stockholders do not approve all such equity incentives and other payments prior to the occurrence of any Transaction, then the Executive shall have Good Reason to resign.

(h) In connection with the issuance of any securities to the Executive pursuant to this Section 4, NYMEX shall withhold from such issuance securities that have a fair market value equal to minimum applicable withholding tax obligation.

(i) The term "Incremental Value" means, with respect to any Liquidity Event or Material Asset Sale, the amount (if any) by which the combined fair market value of NYMEX's total equity (to the extent applicable, based upon the transaction consideration) upon consummation of such Liquidity Event or Material Asset Sale exceeds $600 million.

(j) The term "Liquidity Event" means the occurrence of any of the following events (provided, however, that upon the occurrence of an Excluded Transaction, a transaction involving the Private Placement (as defined below) or a Public Offering (as defined below) of securities of an entity party to such Excluded Transaction shall not form the basis for a Liquidity Event as defined herein):

          (1) any "Private Placement," which means any issuance, sale or transfer of any membership interests, capital stock or any other equity interests or other securities of NYMEX Holdings or NYMEX Exchange to any person or entity (other than NYMEX Holdings or NYMEX Exchange) pursuant to any transaction, including, without limitation, any securities offering (other than a Public Offering), tender offer, merger or acquisition, other than in connection with an Excluded Transaction; or

          (2) any "Public Offering," which means any public offering of any class or series of debt or equity securities of NYMEX Holdings or NYMEX Exchange other than in connection with an Excluded Transaction.

(k) The term "Material Asset Sale" means the consummation of any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of NYMEX Exchange, but shall not include an Excluded Transaction.


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5. RETIREMENT AND WELFARE BENEFITS AND PERQUISITES:

(a) The Executive shall be permitted to participate in all retirement, welfare, fringe benefit programs and plans that may be available to other senior level executives of NYMEX on terms no less favorable than those provided to other senior level executives.

(b) NYMEX shall reimburse the Executive for premiums to obtain term life insurance coverage up to $5,000,000, and the Executive shall be entitled to name the beneficiaries.

(c) NYMEX shall reimburse the Executive for premiums to obtain long term disability that provides benefits up to sixty-five percent of his base salary for the applicable Contract Year.

(d) the Executive shall be entitled to first class air travel when traveling on business but shall use upgrades or similar cost control techniques provided by NYMEX.

(e) NYMEX shall pay (or reimburse the Executive) up to $15,000 per month for reasonable temporary living expenses through November 30, 2001.

(f) NYMEX shall pay (or reimburse the Executive) for reasonable moving costs.

(g) NYMEX shall pay (or reimburse the Executive) for reasonable travel expenses between Houston, TX and New York, NY of the Executive and his family through November 30, 2001.

(h) NYMEX shall pay (or reimburse the Executive) for 100% of all of the costs of relocation related to brokerage fees associated with the cost of selling his house in Texas and obtaining a residence in NYC.

(i) NYMEX shall furnish the Executive with office space, secretarial assistance and such other facilities and services suitable for his position.

(j) NYMEX shall reimburse the Executive for all ordinary and reasonable out of pocket expenses incurred by the Executive in connection with the performance of his duties.

6. TERMINATION UPON DEATH OR DISABILITY:

(a) Death: If the Executive dies during the term of the Employment Agreement, his employment shall immediately terminate. Upon his death, the Executive's estate shall receive (i) all of his base salary and benefits accrued through the date of death, (ii) all of his base salary mandatorily deferred pursuant to Section 1(a), (iii) his annual bonus for the Contract Year in which his death occurred, and (iv) all amounts payable to the Executive pursuant to
    Section 4 hereof. In the event his employment is terminated as a result of death, the Executive shall become fully vested in all nonqualified pension and deferred compensation plans and all of the securities (if any) issued to the Executive pursuant to Section 4 hereof shall become fully vested, subject to the forfeiture provisions of Section 4(c) hereof.

(b) Disability: The Executive shall receive base salary and benefits during any period of mental or physical disability; provided, however, that any such amounts shall be offset by long term disability amounts received by the Executive. Upon confirmation of disability by a medical expert satisfactory to NYMEX and the Executive that the Executive has been disabled for at least six months (consecutive or nonconsecutive) in any twelve-month period, NYMEX may terminate his


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employment. Upon termination of his employment as a result of disability, the
Executive shall receive (i) all of his base salary mandatorily deferred pursuant to Section 1(a), (ii) his annual bonus for the Contract Year in which the termination occurred, and (iii) all amounts payable to the Executive pursuant to
Section 4 hereof. In the event that his employment is terminated as a result of disability, the Executive shall (x) become fully vested in all nonqualified pension and deferred compensation plans and all of the securities (if any) issued to the Executive pursuant to Section 4 hereof shall become fully vested, subject to the forfeiture provisions of Section 4(c) hereof, and (y) receive continuing medical coverage or cash in lieu of such coverage for the remainder of the initial three year term of the Employment Agreement or any renewal term as applicable; provided, however, that such medical coverage shall continue for not less than twelve (12) months.

7. TERMINATION FOR CAUSE/VOLUNTARY RESIGNATION:

   (a)  As used herein, "Cause" means any of the following:

          (1) conviction of any felony or any other crime involving dishonesty or breach of trust;

          (2) any violation involving dishonesty, breach of trust or bad faith of an statute, regulation or rule in the areas of commodities or securities regulation that results in any sanction against the Executive of NYMEX;

          (3) any failure by the Executive to devote substantially all of his business time and efforts to NYMEX and NYMEX Holdings, and failure to cure such breach within twenty (20) business days following the Executive's receipt of written notice from NYMEX specifying such breach;

          (4) any intentional breach by the Executive of his obligations under the Employment Agreement, or any of the bylaws, rules, regulations or policies of NYMEX, that either (x) has a material adverse effect on NYMEX, or (y) has not been cured (or, if such breach is not curable, failure to cease the conduct causing the breach) within twenty (20) business days of receiving written notice from NYMEX specifying such breach; or

          (5) any breach by the Executive of the terms and provisions of the Employment Agreement in any material respect and failure to cure such breach (or, if such breach is not curable, failure to cease the conduct causing the breach) within twenty (20) business days following the Executive's receipt of written notice from NYMEX specifying such breach.

If the Executive is to be terminated for Cause pursuant to Section 7(a)(3), (4), or (5) hereof, NYMEX must provide at least ninety (90) days prior written notice thereof to the Executive.

   (b) Voluntary Resignation: The Executive must give at least thirty (30) days written notice and not more than sixty (60) days notice, except that in the event of non-renewal, may give up to 180 days written notice.


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(c) Severance Benefits Upon termination for Cause or voluntary resignation:

(1) If NYMEX terminates the Executive's employment for Cause or he resigns for any reason other than Good Reason, the Executive shall receive the following severance amounts and benefits:

    (A) base salary and benefits accrued through the date of termination (provided, however, that he shall not receive any annual bonus for the Contract Year in which his employment is terminated);


    (B) (i) all of the securities previously issued to him pursuant to this Agreement, subject to the forfeiture provisions of Section 4(c) hereof, and (ii) all cash payments previously made to him; and

    (C) (i) all of his base salary that was mandatorily deferred pursuant to
        Section 1(a), and (ii) all vested nonqualified pension benefits and other deferred compensation.

8. TERMINATION WITHOUT CAUSE/RESIGNATION FOR GOOD REASON:

(a) As used herein, the term Good Reason means any of the following:

(1) any assignment to the Executive of any duties or responsibilities materially inconsistent with the Executive's position (including status, offices and titles), authority, duties or responsibilities as contemplated by Section 2 hereof, or any other action by NYMEX that results in any material diminution in the Executive's position, title, authority, duties or responsibilities as contemplated by Section 2 hereof;

(2) any change in reporting relationships that requires the Executive to report to a person or persons other than the board of directors of NYMEX, or any other change or action by NYMEX that results in the Executive no longer being the highest ranking officer of NYMEX Holdings, NYMEX Exchange or any NYMEX Subsidiary (excluding the NYMEX Chairman);

(3) any breach by NYMEX of any of the material terms of this Agreement and failure to cure such breach within twenty (20) business days following NYMEX's receipt of written notice from the Executive specifying such breach and the facts constituting such breach;

(4) the Executive being required to relocate to a principal place of employment
    (x) other than the One North End Facility during any time that such facility is operational, or (y) at any time that the One North Facility is not operational, more than fifty (50) miles from such facility;

(5) any failure of NYMEX to obtain any consents, authorizations or approvals necessary for NYMEX to fully and punctually perform all of its obligations under this Agreement as and when required to be performed by NYMEX;

(6) any purported termination by NYMEX of the Executive's employment otherwise than as expressly permitted by this Agreement;


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     (7)  the failure by the stockholders of NYMEX to approve a short-term incentive plan for the Executive by June 30, 2002 for all Contract Years commencing on or after 1/01/02 that the Executive is employed by NYMEX; or

     (8) the failure by the stockholders of NYMEX to approve all of the equity incentives and other payments provided to the Executive pursuant to
          Section 4 hereof prior to or concurrently with the occurrence of any Transaction.

(b)  Severance benefits upon termination without Cause or resignation for Good
     Reason:

     (1) If NYMEX terminates the Executive's employment without Cause or he resigns for Good Reason, the Executive shall receive the following severance amounts and benefits:

          (A)  base salary and benefits accrued through the date of termination;

          (B) payment of all of his base salary that was mandatorily deferred pursuant to Section 1(a);

          (C) two times the sum of (x) current base salary and (y) average of annual bonuses paid over the term of the Employment Agreement;

          (D) if any Transaction occurs within the six-month period after his termination, the Executive shall receive the equity grant and cash payment as contemplated by Section 4 hereof as if such transaction had occurred during the Executive's employment; provided, however, that if the Executive resigned for Good Reason on account of the failure by the stockholders of NYMEX to approve the issuance of equity to the Executive in connection with the consummation of any Transaction and if the Executive has received the full amount of the cash payment due in connection with such resignation as provided in Section 8(b)(1)(G) hereof, no equity and cash payment shall be issued to the Executive pursuant to this Section 8(b)(1)(D);



                                      -9-

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          (E)  becomes fully vested in all nonqualified pension and deferred compensation plans;

          (F) continuing medical coverage (or cash in lieu of such coverage) for the lesser of 12 months or the Executive's commencement of full-time employment and receipt of health coverage;

          (G) to the extent the Executive resigns for Good Reason on account of the failure by the stockholders of NYMEX to approve the issuance of equity to the Executive in connection with the consummation of any Transaction, NYMEX shall pay the Executive cash in an amount equal to the sum of (i) the fair market value of the securities that would have been issued to the Executive pursuant to Section 4 hereof if such equity issuance had been approved by the stockholders of NYMEX, plus (ii) the amount of cash, if any, payable to the Executive pursuant to Section 4 hereof; and

          (H) all of the securities issued to the Executive pursuant to Section 4 hereof shall become fully vested, subject to the forfeiture provision described in Section 4(c), and all of the amounts payable to the Executive pursuant to Section 4 hereof shall become due and payable to him.

9.   NON-RENEWAL OF AGREEMENT BY NYMEX

Severance Benefits Upon Non-Renewal:

If NYMEX does not renew the Employment Agreement, the Executive shall receive the following severance amounts and benefits:

(a)  base salary and benefits accrued through the date of termination;

(b)  base salary that was mandatorily deferred pursuant to Section 1(a);

(c)  12 months of current base salary plus most recent annual bonus;

(d) if any Transaction occurs within the six-month period after his termination, the Executive shall receive the equity grant and cash payment as contemplated by Section 4 hereof as if such transaction had occurred during the Executive's employment;

(e) become fully vested in all nonqualified pension and deferred compensation plans;

(f) continuing medical coverage (or cash in lieu of such coverage) for the lesser of 12 months or the Executive's commencement of full-time employment and receipt of health coverage; and

(g) all of the securities issued to the Executive pursuant to Section 4 hereof shall become fully vested, subject to the forfeiture provision described in
     Section 4(c), and all of the amounts payable to the Executive's pursuant to Section 4 hereof shall become due and payable to him.


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10. NO MITIGATION; NO SET-OFF:

(a) No mitigation required on the part of the Executive.

(b) NYMEX may not reduce or off-set amounts payable to the Executive as payment of any claims that NYMEX may have against the Executive.

11. INSURANCE/INDEMNIFICATION:

(a) Executive shall be entitled to any D&O insurance maintained by NYMEX for its directors and officers.

(b) NYMEX shall indemnify, fully defend and hold the Executive and his advisors, consultants and representatives harmless from any damages, liabilities, losses, costs, expenses (including, without limitation, all costs of any investigation and reasonable attorneys' fees), deficiencies, interest, penalties, impositions, assessments and fines arising out of any action, lawsuit, claim, demand, suit, grievance, complaint, charge, proceeding, arbitration, administrative proceeding, audit, consent decree or investigation by any federal, state, local or foreign court, arbitrator or governmental agency, authority, instrumentality or regulatory body or any other natural person, firm, partnership, corporation, limited liability company, business organization or any other entity, whether criminal, civil, administrative or investigative, that arises from or is related to (i) the fact that the Executive is or was a director, officer or employee of (or is or was serving in any other capacity at the request of) NYMEX or any of its affiliates, successors and assigns, or (ii) any action taken, or any failure to act, by the Executive (x) in connection with the performance of his duties and responsibilities under this Agreement, (y) in his capacity as President of NYMEX, or (z) in connection with the performance of any other duties or responsibilities, or in any other capacity, requested by NYMEX.

(c) If any action is asserted or threatened against the Executive, NYMEX shall defend the Executive.

(d) To the fullest extent permitted by law, the Executive shall have no liability for any actions taken, or any failure to act, by the Executive on behalf of NYMEX or any NYMEX Subsidiary.

12. RESTRICTIVE COVENANTS:

The Employment Agreement shall contain the following restrictive covenants:

(a) Noncompete with NYMEX business for six months (12 months if the Executive receives all payments and benefits under the Employment Agreement) within continental United States.

(b) Nonsolicitation during the noncompete period.

(c) Confidentiality for unlimited period, subject to customary exceptions.

(d) Mutual nondisparagement clause.

13.  LEGAL AND OTHER FEES:

NYMEX shall pay the reasonable fees, costs and expenses of the legal, accounting and tax advisors incurred by the Executive in connection with the Employment Agreement and any additional agreements related to the Employment Agreement. NYMEX shall also pay the Executive's legal fees and costs if the Executive is successful in pursuing a dispute against NYMEX.

14.  PENALTY INTEREST PROVISION:

No penalty interest provision on unpaid amounts shall be included in the Employment Agreement.

15.  DEFINITIVE AGREEMENTS:

NYMEX and the Executive shall negotiate in good faith to enter into one or more definitive agreements, including, without limitation, the Employment Agreement and, to the extent necessary, such other documents and agreements to be entered into by the parties hereto, that reflect the terms and conditions set forth in this Term Sheet and such other terms and conditions as are mutually satisfactory to NYMEX and the Executive as soon as reasonably practicable.

16.  BINDING AGREEMENT:

This Term Sheet shall be binding upon and inure to the benefit of NYMEX Holdings, NYMEX Exchange and the Executive and their successors and assigns; provided, however, that NYMEX shall not assign this Term Sheet to a third party other than in connection with a Transaction. Until a definitive Employment Agreement is executed and delivered by NYMEX and the Executive, this Term Sheet shall constitute the employment agreement between NYMEX and the Executive.


                               SIGNATURE PAGE TO
                                NYMEX TERM SHEET
                               -----------------


NYMEX HOLDINGS, INC.                         EXECUTIVE



By: -s-                                      -s- J. Robert Collins, Jr.
   ---------------------------------         ----------------------------------
   Chairman of the Board of Directors        J. Robert Collins, Jr.

NYMEX EXCHANGE, INC.



By: -s-
   --------------------------------
   Chairman of the Board of Directors

                                    ANNEX I

EXAMPLE: Set forth below is an example of the calculation of the number of securities that would be forfeited by the Executive on each Vesting Date pursuant to Section 4(c) hereof assuming the following: (i) an Excluded Transaction has occurred, (ii) the number of securities issued to the Executive in connection with such Excluded Transaction is 1000,000 shares of common stock of NYMEX Holdings, of which 250,000 shares vests immediately and an additional 250,000 shares vests on each Vesting Date, (iii) as of the first anniversary of such Excluded Transaction, the First Annual Valuation Amount equals $500,000,000 and, therefore, the First Annual Differential Amount equals $100,000,000 ($600,000,000 minus $500,000,000), and (iv) the weighted average fair trading value of the common stock of NYMEX Holdings during the First Annual Valuation Period is $5 per share.

Under the foregoing assumptions, the number of shares of common stock of NYMEX Holdings that would be forfeited by the Executive on each Vesting Date would be equal to the product of (i) one-third (1/3rd), and (ii) 2% of $100,000,000 divided by $5, which equals 133,333 shares (1/3rd of 400,000 shares).

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